STANDSTILL AGREEMENT

         THIS STANDSTILL AGREEMENT, made as of this 1st day of April, 2000, by and between:

         ARCTURUS VENTURES, INC., a Nevada corporation with its principal office
located  at  77  Memorial  Highway,   Atlantic   Highlands,   New  Jersey  07716
(hereinafter "ISSUER")

                                       AND

         OLDE MONMOUTH CAPITAL CORP., a New Jersey corporation with its principal office located at 77 Memorial Highway, Atlantic Highlands, New Jersey 07716 (hereinafter "FOUNDER")


WITNESSETH THAT:

         WHEREAS, OLDE MONMOUTH CAPITAL CORP. is the founder of ISSUER, which has been organized as a "blank check" company as defined is SEC Rule 419;

         WHEREAS, OLDE MONMOUTH CAPITAL CORP. desires to assure compliance with SEC rules and regulations applicable to Rule 419 blank check companies and thereby assure a potential target company that following its merger or acquisition the NASD will be authorized to permit trading in the ISSUER's Common Stock;

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants contained herein intending the target Company as a third party beneficiary hereof to rely upon this Standstill Agreement, the parties agree as follows:

1.  FOUNDER is the owner of 500,000 shares of the Common Stock of ISSUER.

2. In consideration of the commitments of ISSUER set forth in Paragraph 3 following, FOUNDER agrees that notwithstanding any SEC rule or regulation, including specifically Rule 144, now existing or hereafter adopted, which would permit earlier sale, transfer, pledge hypothecation or disposition, other than pursuant to an effective Registration Statement as provided in Paragraph 3 following, that it will not, for purposes of Rule 144, be deemed to have commenced the holding period required by Rule 144 until that date on which the merger or acquisition is consummated after the reconfirmation vote required by Rule 419.

(b)  ISSUER is hereby authorized by FOUNDER to:

         (i) instruct its transfer agent to place a restrictive legend on the face of the certificates issued to them stating that"

               "The shares represented by this certificate are subject to a Standstill Agreement of


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               April  1,  2000  and  may  not  be  sold,  transferred,  pledged, hypothecated or disposed of except in accordance with such Standstill Agreement"; and

         (ii) instruct its transfer agent to place "stop transfer" instructions against the certificate issued to it, subject to the requirement that such instructions not be released until it provides an opinion of its counsel that there has been compliance with the terms of this Paragraph 2 of this Standstill Agreement.

3. In consideration of the Standstill obligations set forth in Paragraph 2 above, ISSUER agrees that in any agreement with a target company for its merger or acquisition, it will require that:

         (i) the target Company shall agree that within fifteen (15) days following the consummation of the merger or acquisition it will file a Form 8-K containing all the information as would be required if Rule 12(g)3(a) applied, and as required for Form 10-KSB, and shall clear all comments thereon with all due speed, in good faith.

         (ii) the target company shall agree that, assuming a merger or a acquisition is consummated, it will make all filings, including the Form 8-K referred to above, required under the Securities Ac t of 1934 on a timely basis so as to maintain the applicability of Rule 144; and

         (iii) the target company shall provide piggyback registration rights to FOUNDER so that in the event ISSUER files a 1933 Act Registration Statement with the SEC it will notify FOUNDER and upon request include its shares in such Registration Statement at no cost to it.

4. This Standstill Agreement shall not be subject to amendment, except as may be required to comply with any SEC or NASD rule, regulation or requirement.

5. The parties agree that the target company is intended to be a third party beneficiary of this Standstill Agreement and shall have standing to enforce the terms hereof.

6. The parties agree that the validity, interpretation, and performance of this Standstill Agreement shall be controlled by and construed under the laws of the State of Nevada. Venue and jurisdiction of any controversy or claim arising out of, or relating to this Standstill Agreement, or the breach thereof, shall be in Newark, New Jersey. In any legal action or other proceeding involving, arising out of or in any way relating to this Standstill Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and expenses of litigation.

7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

9. The failure of either party to object to, or to take affirmative action with respect to, any conduct of the other party which is in violation of the terms of this Agreement shall not be construed as a waiver of such violation or breach, or of any future breach, violation, or wrongful conduct. No delay or failure by any party to exercise any right under this Agreement, and no


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partial  or  single  exercise  of that  right,  shall  constitute  a  waiver  or exhaustion of that or any other right, unless otherwise expressly provided herein.

8. All notices or other communications to be sent as provided for by this Standstill Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, to the persons and addresses set forth at the beginning of this Standstill Agreement, or such other persons and/or addresses as may hereafter be designated in writing by the parties.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement the day and year first above written:

WITNESS:                                     STOCKHOLDER:

                                             OLDE MONMOUTH CAPITAL CORP.



                                             By: /s/ Matthew Troster
                                                 -------------------
                                                  President


                                             ARCTURUS VENTURES, INC.



                                             By: /s/ Matthew Troster
                                                 -------------------
                                                  President


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